Exhibit 4.1

AMENDMENT TO

ADVANCED MICRO DEVICES, INC.

INDENTURE GOVERNING 6.75% SENIOR NOTES DUE 2019

This Amendment (this “Amendment”) to that certain Indenture, dated as of February 26, 2014 (the “Indenture”), by and between the Company and Wells Fargo Bank, National Association, as trustee (“Trustee”), governing the 6.75% Senior Notes due 2019 (the “Notes”) of Advanced Micro Devices, Inc., a Delaware corporation (the “Company”), is made as of September 22, 2014, by and between the Company and Trustee.

RECITALS

WHEREAS: Pursuant to 8.01(g) of the Indenture, the Company and Trustee may amend the Indenture to makes any change that does not adversely affect the rights of any Holder of the Notes.

WHEREAS: Pursuant to 8.01(f) of the Indenture, the Company and Trustee may amend the Indenture to surrender any right or power conferred upon the Company.

WHEREAS: The Company desires to amend the Indenture to surrender its right under Section 3.01 of the Indenture to elect to redeem the Notes pursuant to Section 5(b) of the Notes, which provides for an equity clawback in favor of the Company.

WHEREAS: This Amendment does not adversely affect the rights of any Holder.

WHEREAS: This Amendment has not resulted in a material modification of the issuance of the Notes for FATCA purposes.

AGREEMENT

NOW, THEREFORE: The Company and Trustee hereby agree that the Indenture shall be, and hereby is, amended as follows:

ARTICLE I

AMENDMENT TO INDENTURE

Section 1.1 Amendment to Section 3.01. Section 3.01 of the Indenture is hereby amended by adding the following as the final sentence of Section 3.01: “Notwithstanding anything to the contrary above or elsewhere herein, the Company will not elect to exercise its rights set forth in Section 5(b) of the Notes.”

ARTICLE II

MISCELLANEOUS

SECTION 2.1 EFFECT OF THIS AMENDMENT. THIS AMENDMENT SHALL FORM A PART OF THE INDENTURE FOR ALL PURPOSES, AND EACH PARTY THERETO AND HERETO SHALL BE BOUND HEREBY. FROM AND AFTER THE EXECUTION OF THIS AMENDMENT BY THE PARTIES HERETO, ANY REFERENCE TO THE INDENTURE SHALL BE DEEMED A REFERENCE TO THE INDENTURE AS AMENDED HEREBY. THIS AMENDMENT SHALL BE DEEMED TO BE IN FULL FORCE AND EFFECT FROM AND AFTER THE EXECUTION OF THIS AMENDMENT BY THE PARTIES HERETO. EXCEPT AS SPECIFICALLY AMENDED AS SET FORTH HEREIN, EACH TERM AND CONDITION OF THE INDENTURE SHALL CONTINUE IN FULL FORCE AND EFFECT.

SECTION 2.2 DEFINED TERMS. CAPITALIZED TERMS USED HEREIN BUT NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS AS SET FORTH IN THE INDENTURE.

SECTION 2.3 GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND ALL ACTIONS HEREUNDER SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW.

SECTION 2.4 COUNTERPARTS; ELECTRONIC AND FACSIMILE SIGNATURES. THIS AMENDMENT MAY BE EXECUTED IN ANY NUMBER OF COUNTERPARTS, EACH OF WHICH SHALL BE DEEMED TO BE AN ORIGINAL, BUT ALL OF WHICH TOGETHER SHALL CONSTITUTE ONE AND THE SAME INSTRUMENT. THIS AMENDMENT MAY BE EXECUTED AND DELIVERED ELECTRONICALLY (INCLUDING BY TRANSMISSION OF .PDF FILES) AND BY FACSIMILE AND, UPON SUCH DELIVERY, SUCH WILL BE DEEMED TO HAVE THE SAME EFFECT AS IF THE ORIGINAL SIGNATURE HAD BEEN DELIVERED TO THE OTHER PARTY.

SECTION 2.5 EFFECT OF HEADINGS. THE SECTION HEADINGS HEREIN HAVE BEEN INSERTED FOR CONVENIENCE OF REFERENCE ONLY, ARE NOT TO BE CONSIDERED A PART HEREOF AND SHALL IN NO WAY MODIFY OR RESTRICT ANY OF THE TERMS AND PROVISIONS HEREOF.

SECTION 2.6 THE TRUSTEE. THE TRUSTEE SHALL NOT BE RESPONSIBLE IN ANY MANNER WHATSOEVER FOR OR IN RESPECT OF THE VALIDITY OR SUFFICIENCY OF THIS AMENDMENT OR FOR OR IN RESPECT OF THE RECITALS CONTAINED HEREIN, ALL OF WHICH RECITALS ARE MADE SOLELY BY THE COMPANY.

(Signature Page Follows)

IN WITNESS WHEREOF, we have hereunto executed this Amendment as of the date first written above.

ADVANCED MICRO DEVICES, INC.

By:	/s/ Devinder Kumar
Name:	Devinder Kumar
Title:	Senior Vice President and Chief Financial Officer

[SIGNATURE PAGE TO AMENDMENT TO 6.75% SENIOR NOTES DUE 2019]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Maddy Hall
Name:	Maddy Hall
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT TO 6.75% SENIOR NOTES DUE 2019]